EXHIBIT 3(l)

            Third Amendment to Agreement of Limited Partnership of
                    CRI/AIM Investment Limited Partnership






                                 THIRD AMENDMENT
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     CRI/AIM INVESTMENT LIMITED PARTNERSHIP



     This THIRD AMENDMENT (the "Third Amendment") is entered into effective as of 11:58 p.m. on June 30, 1995 by and between C.R.I., Inc., a Delaware corporation ("CRI" or "Withdrawing General Partner"), CRIIMI MAE Inc., a Delaware corporation ("CRIIMI") and CRI Acquisition, Inc., a Maryland corporation ("CRI Acquisition" or "Substitute General Partner").

                                    RECITALS

1. CRI is the General Partner of CRI/AIM Investment Limited Partnership (the "Partnership"). CRIIMI is the Limited Partner in the Partnership.

2. The Agreement of Limited Partnership for the Partnership was entered into as of March 1, 1991. A First Amendment to Agreement of Limited Partnership of the Partnership was entered into as of June 1, 1993. A Second Amendment to Agreement of Limited Partnership of the Partnership was entered into as of August 31, 1993. (The Agreement of Limited Partnership, First Amendment thereto and Second Amendment thereto are hereinafter referred to collectively as the "Partnership Agreement".)

3. CRI desires to withdraw as General Partner of the Partnership and transfer its General Partner interest to CRI Acquisition as Substitute General Partner and CRIIMI has consented to such transfer.

     NOW, THEREFORE, in consideration of the recitals and the mutual covenants and agreements hereinafter set forth, the parties have agreed to modify the terms of the Partnership Agreement as follows:

1. CRI hereby withdraws as general partner of the Partnership and CRI Acquisition is admitted as Substitute General Partner and agrees to assume all obligations of the General Partner under the Partnership Agreement and to be bound by the terms thereof. In connection therewith the first half of the table in Paragraph 6(a) of the Partnership Agreement is amended as follows:

NAME AND ADDRESS         PERCENTAGE     CAPITAL
                         INTEREST       COMMITMENT

CRI Acquisition, Inc.         50%       $1,100,000.00
The CRI Building
11200 Rockville Pike
Rockville, MD  20852

3. Except as specifically set forth in this Third Amendment, all terms of the Partnership Agreement shall remain in full force and effect as written.

     IN WITNESS WHEREOF, CRI, CRIIMI and CRI Acquisition have executed this Third Amendment as of the day and year first above written.

                              WITHDRAWING GENERAL PARTNER:

                                   C.R.I., Inc.

                                   By: /s/ H. William Willoughby
                                       -------------------------
                                   Its: President

                              GENERAL PARTNER:

                                   CRI Acquisition, Inc.

                                   By: /s/ H. William Willoughby
                                       -------------------------
                                   Its: President

                              LIMITED PARTNER:

                                   CRIIMI MAE Inc.

                                   By: /s/ H. William Willoughby
                                       -------------------------
                                   Its: President